UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2007

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1) Forms of Performance Share Agreements

On February 7, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Polycom, Inc. (“Polycom” or the “Company”) approved amended forms of Performance Share Agreements for use under the Polycom, Inc. 2004 Equity Incentive Plan (the “Plan”).

General Terms. The Performance Share Agreements provide for the grant of a target number of performance shares that will be paid out in shares of Polycom common stock once the applicable performance and vesting criteria have been met. The number of performance shares in which the recipient may vest will depend upon achievement with respect to certain performance criteria specified by the Committee at the time of grant. Upon payout of the shares, the recipient must pay a purchase price per share equal to the par value of Polycom common stock ($0.0005), payable through the recipient’s services rendered to Polycom. Polycom will withhold a portion of the shares subject to the grant to cover applicable tax withholdings, unless Polycom requires or otherwise permits the recipient to make alternate arrangements satisfactory to Polycom.

Vesting. If the performance criteria are deemed achieved, the Performance Share Agreements provide that one-half of the performance shares will vest on the second anniversary of the grant date and the remaining one-half of the performance shares will vest on the third anniversary of the grant date, provided the recipient remains an employee of Polycom through those dates. The Performance Share Agreements provide that vesting automatically will be delayed upon certain changes to employment status due to authorized leaves of absence for specified durations. In the event of the recipient’s death, Disability (as such term is defined in the Plan) or Retirement (as such term is defined in Performance Share Agreements) while he or she is an employee, unvested performance shares may vest depending on the date of the recipient’s death, Disability (as such term is defined in the Plan) or Retirement (as such term is defined in Performance Share Agreements). Generally, performance shares that have not vested by the time of a recipient’s termination of service with Polycom will be forfeited. However, the Performance Share Agreements provide that in the event that the recipient incurs a termination of service within twelve months following a Change in Control (as such term is defined in the Performance Share Agreements) either (i) by the Company for any reason other than due to recipient’s Misconduct or for Cause (depending on the applicable Performance Share Agreement and as such terms are defined in the Performance Share Agreements), or (ii) by the recipient for Good Reason (as such term is defined in the Performance Share Agreements), then all unvested performance shares (determined in accordance with the terms and conditions of Performance Share Agreements) will fully vest. In addition, the form of Performance Share Agreements for officers contains non-compete and non-solicitation provisions.

As amended, the Performance Share Agreements provide that, in the event a Change in Control occurs during a performance period (as set forth in the Performance Share Agreements), the number of performance shares in which the recipient will be entitled to vest in accordance with the applicable vesting schedule and other terms of the Performance Share Agreement will be determined based on (i) actual achievement of the performance criteria for the fiscal quarters completed prior to the Change in Control and (ii) deemed or target achievement (i.e., 100%) of the performance criteria for the remaining fiscal quarters in the performance period.

Stockholder Rights. A performance share award recipient generally will not have any of the rights of a Polycom stockholder, including voting rights and the right to receive dividends and distributions, until after actual shares of Polycom common stock are issued in respect of the performance share award, which is subject to the prior satisfaction of the performance and vesting criteria relating to such performance share grants.

(2) 2007 Performance Goals under the Polycom, Inc. Performance Bonus Plan

The Polycom, Inc. Performance Bonus Plan (the “Bonus Plan”) was amended and restated effective January 1, 2007, subject to the approval of the Company’s stockholders at the 2007 Annual Meeting, and is intended to permit the payment of awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. On February 7, 2007, the Committee determined that eight executives would participate in the Bonus Plan for calendar year 2007, including Polycom’s Chief Executive Officer, Robert C. Hagerty, and Polycom’s other named executive officers, Michael R. Kourey, Sunil K. Bhalla and James E. Ellett.

For the calendar year 2007 performance period, the Committee selected several performance goals. Each of these goals (some of which are combined goals) is weighted from 50% to 100%, as determined by the Committee depending on the individual participant. For Mr. Hagerty and Mr. Kourey, the Committee chose performance goals that relate to the achievement of targets for consolidated revenue and consolidated non-GAAP net income (adjusted for acquisitions made during the performance period, if any, and excluding the interest impact of stock repurchases) of the Company, as a whole, weighted in accordance with a pre-determined performance matrix and measured against amounts designated as consolidated revenue and non-GAAP net income in the Company’s annual operating plan. For Mr. Bhalla, the Committee chose performance goals that relate (i) 50% to the achievement of targets for consolidated revenue and consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of the Company, as a whole, weighted in accordance with a pre-determined performance matrix and measured against amounts designated as consolidated revenue and non-GAAP operating income in the Company’s annual operating plan, and (ii) 50% to the achievement of targets for revenue and non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of the Company’s voice division, weighted in accordance with a pre-determined performance matrix and measured against amounts designated as divisional revenue and non-GAAP operating income in the Company’s annual operating plan. For Mr. Ellett, the Committee chose performance goals that relate (i) 50% to the achievement of targets for consolidated revenue and consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of the Company, as a whole, weighted in accordance with a pre-determined performance matrix and measured against amounts designated as consolidated revenue and non-GAAP operating income in the Company’s annual operating plan and (ii) 50% to the achievement of targets for revenue and non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of the Company’s video division, weighted in accordance with a pre-determined performance matrix and measured against amounts designated as divisional revenue and non-GAAP operating income in the Company’s annual operating plan, with the opportunity to achieve an additional 20% based upon the combined performance of the video division and network systems division if such performance meets or exceeds the Company’s annual operating plan.

For the calendar year 2007 performance period, the target bonus payable to Mr. Hagerty is equal to 100% of his annual base salary. The target bonus payable to Mr. Kourey is 70% of his annual base salary and the target bonus payable to the other named executive officers is equal to 60% of annual base salary. The actual awards (if any) payable for the calendar year 2007 performance period may be higher or lower than the target percentages, depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance.

Item 8.01.	Other Events.

Amendment to the Polycom, Inc. 2004 Equity Incentive Plan

On February 7, 2007, the Committee approved an amendment to the Plan changing the amount and type of equity awards automatically granted to nonemployee directors, effective February 7, 2007. Prior to such amendment, a nonemployee director received (i) an initial, one-time grant of options to purchase 60,000 shares of Polycom common stock upon joining the Board and (ii) annual grants of options to purchase 25,000 shares of Polycom common stock, provided that such nonemployee director was reelected as such at the Annual Meeting of Polycom’s stockholders. As amended, the Plan provides for (i) an initial, one-time grant of options to purchase 35,000 shares of Polycom common stock to a nonemployee director who is newly elected or appointed to the Board, subject to restrictions on exercisability as determined by the Committee, and (ii) effective at the next Annual Meeting of Polycom’s stockholders, on each date of the Annual Meeting of Polycom’s stockholders, grants of 10,000 shares of restricted Polycom common stock, provided that such nonemployee director is reelected as such at the Annual Meeting of Polycom’s stockholders, subject to restrictions as determined by the Committee.

Form of Nonemployee Director Restricted Stock Agreement

On February 7, 2007, the Committee approved a form of Nonemployee Director Restricted Stock Agreement (the “Restricted Stock Agreement”) for use under the Plan.

General Terms. The Restricted Stock Agreement provides for the grant of a number of shares of Polycom common stock subject to a vesting schedule. The recipient must pay a purchase price per share equal to the par value of Polycom common stock ($0.0005), which will be deemed paid through the recipient’s services rendered to Polycom. In the event the grant is subject to tax withholdings, Polycom will withhold a portion of the shares subject to the award to cover applicable tax withholdings, unless Polycom requires or otherwise permits the recipient to make alternate arrangements satisfactory to Polycom.

Vesting. The Restricted Stock Agreement provides that one-fourth of the shares vest on each of the first 4 three-month anniversaries of the grant date, provided the nonemployee director continues to provide service on the Board through such dates. Shares of restricted stock will be held in escrow until vesting. The Restricted Stock Agreement provides that all unvested shares will vest in full in the event of the recipient’s death or Disability (as such term is defined in the Plan) while he or she is a member of the Board or in the event the recipient voluntarily terminates service from the Board at least 6 months after the date the restricted stock award is granted. In the event of a Change in Control (as such term is defined in the Restricted Stock Agreement), the restricted stock award will vest in full if the award is not assumed or substituted by the successor corporation, the recipient is not asked to be a member of the board of directors of the combined successor entity following a Change in Control, or the Committee otherwise determines in its sole discretion to accelerate vesting. In addition, the Restricted Stock Agreement contains non-compete and non-solicitation provisions. Shares that have not vested by the time of a recipient’s termination of service with Polycom will be forfeited (subject to the provisions described above and the terms of the Restricted Stock Agreement that provide for accelerated vesting).

Stockholder Rights. A restricted stock award recipient generally will have the rights of a Polycom stockholder, including voting rights and the right to receive dividends and distributions, with respect to the shares upon their issuance, recordation and delivery to the recipient or escrow agent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1.	Form of Performance Share Agreement for Officers

10.2.	Form of Performance Share Agreement for Non-Officers

10.3.	Amendment to Polycom, Inc. 2004 Equity Incentive Plan

10.4.	Form of Nonemployee Director Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish Vice President, General Counsel and Secretary

Date: February 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance Share Agreements for Officers

10.2	Form of Performance Share Agreements for Non-Officers

10.3	Amendment to Polycom, Inc. 2004 Equity Incentive Plan

10.4	Form of Nonemployee Director Restricted Stock Agreement